                                                                    Exhibit 99.1

Name and Address of Reporting Person:     Advent International Corporation
                                          Prudential Tower, 800 Boylston Street,
                                          Suite 3300
                                          Boston, MA 02199

Issuer Name and Ticker or Trading         ATI Physical Therapy, Inc. [ATIP]
Symbol:

Date of Event Requiring Statement:        June 16, 2021
(Month/Day/Year)

                              Footnotes to Form 3

(1) Represents 130,300,000 shares of ATI Class A common stock ("Common Stock")
held by Wilco Acquisition, LP ("Wilco Acquisition"). Wilco GP, Inc. ("Wilco
GP"), an affiliate of Advent International Corporation ("Advent"), is the
general partner of Wilco Acquisition.

(2) Advent and its related entities may be deemed to have indirect beneficial ownership of the Issuer's securities that are beneficially owned by Wilco GP, including indirectly owned through (i) GPE VII GP S.A.R.L. ("Advent GP
Luxembourg"), including securities indirectly owned through Advent International
GPE VII Limited Partnership, Advent International GPE VII-B Limited Partnership,
Advent International GPE VII-C Limited Partnership, Advent International GPE
VII-D Limited Partnership, Advent International GPE VII-F Limited Partnership
and Advent International GPE VII-G Limited Partnership (collectively, the
"Advent Luxembourg Funds"), (ii) GPE VII GP Limited Partnership ("Advent GP
Cayman"), including shares owned through Advent International GPE VII-A Limited
Partnership, Advent International GPE VII-E Limited Partnership and Advent
International GPE VII-H Limited Partnership (collectively, the "Advent Cayman
Funds"), (iii) Advent Partners GPE VII Cayman Limited Partnership, (iv) Advent
Partners GPE VII - B Cayman Limited Partnership, (v) Advent Partners GPE VII
Limited Partnership, (vi) Advent Partners GPE VII - A Cayman Limited
Partnership, (vii) Advent Partners GPE VII - A Limited Partnership, (viii)
Advent Partners GPE VII 2014 Limited Partnership, (ix) Advent Partners GPE VII
2014 Cayman Limited Partnership, (x) Advent Partners GPE VII-A 2014 Limited
Partnership, (xi) Advent Partners GPE VII-A 2014 Cayman Limited Partnership (the
entities listed in (iii) through (xi) collectively, the "Advent AP Funds") and
GPE VII ATI Co-Investment Limited Partnership (the "Advent Co-Invest Fund").
Advent is the manager of Advent International GPE VII, LLC ("Advent Top GC"),
which in turn is the General Partner of each of Advent GP Cayman, the Advent AP
Funds, and the Advent Co-Invest Fund.  Advent Top GC is also the manager of
Advent GP Luxembourg, which is the General Partner of each of the Advent
Luxembourg Funds.  Advent GP Cayman is the General Partner of each of the Advent
Cayman Funds. Each of John L. Maldonado, a Managing Partner at Advent, and
Carmine Petrone, a Managing Director at Advent, serves as a director of the
Issuer and, in addition, may have limited partner or other interests in one or more of the entities described in this footnote 2.

(3) Wilco Acquisition or its designees have the contingent right to receive
Shares (the "Earnout Shares") if the volume-weighted average price ("VWAP") of the Common Stock exceeds certain thresholds at any time between June 16, 2021 and June 16, 2031, pursuant to that certain Agreement and Plan of Merger, dated as of February 21, 2021, by and among Fortress Value Acquisition Corp. II ("FVAC
II"), FVAC Merger Corp. II, a direct, wholly-owned subsidiary of the FVAC II
("Merger Sub"), and Wilco Holdco, Inc. In the event the VWAP of such shares of
Common Stock is greater than (a) $12.00 for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination, there shall be a one-time issuance of 5,000,000 shares of Common Stock, (b) $14.00 for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination, there shall be a one-time issuance of 5,000,000 shares of
Common Stock and (c) $16.00 for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination, there shall be a one-time issuance of 5,000,000 Shares. The price targets and the number of Earnout Shares issued shall be equitably adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting the shares of Common Stock.

(4) Each of the entities and individuals described above are referred to herein as "Reporting Persons." Each Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of its or his respective pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all the reported shares for purposes of Section 16 or any other purpose.